As filed with the Securities and Exchange Commission on April 3, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2725311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary
Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Michael J. Silver	Mark G. Borden
Hogan & Hartson L.L.P.	Erika L. Robinson
111 S. Calvert Street, Suite 1600	Wilmer Cutler Pickering Hale and Dorr LLP
Baltimore, Maryland 21202	2445 M Street NW
(410) 659-2700	Washington, DC 20037 (202) 663-6000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ __________________
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price Per Unit/
Title of Each Class of	Proposed Maximum Offering Price/
Securities to be Registered	Amount of Registration Fee

Convertible Senior Notes due 2013(1)	$0(2)

(1)	Including an indeterminate number of shares of Common Stock, together with rights to purchase Series A Junior Participating Preferred Stock attached thereto, issuable upon conversion of the Convertible Senior Notes due 2013. No separate consideration will be received upon the issuance of any shares of Common Stock (together with rights to purchase Series A Junior Participating Preferred Stock) issuable upon conversion of the Convertible Senior Notes due 2013.

(2)	The registrant is registering hereby an unspecified principal amount of Convertible Senior Notes due 2013 and is relying on Rules 456(b) and 457(r). No separate consideration will be received upon the issuance of any shares of Common Stock (together with rights to purchase Series A Junior Participating Preferred Stock) issuable upon conversion of the Notes. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

This prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete. You should refer to the accompanying prospectus supplement or other accompanying offering material for a description of the securities offered by this prospectus and other important information.

Ciena Corporation
Convertible Senior Notes due 2013

       This prospectus relates to our Convertible Senior Notes due 2013 that we may offer and sell. The notes will be convertible into our common stock.
       The terms of the notes that are offered, and other information, will be set forth in one or more supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part, or in one or more documents incorporated by reference herein.
       Our common stock is traded on the Nasdaq National Market under the symbol “CIEN.”

       Investing in our securities involves risks. See “Risk Factors” contained in the accompanying prospectus supplement and in the documents incorporated herein by reference.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of the prospectus is April 3, 2006.

       You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell the Notes in any jurisdiction where the offer or sale of the Notes is not permitted. You should not assume that the information appearing in this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
       You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.
       When used in this prospectus, except where the context otherwise requires, the terms “we,” “us” and “our” refer to Ciena Corporation.
       We have a 52 or 53 week fiscal year, which ends on the Saturday nearest to the last day of October in each year. For purposes of financial statement presentation, each fiscal year is described as having ended on October 31. Fiscal 2002, fiscal 2003, fiscal 2004 and fiscal 2005 comprised 52 weeks and fiscal 2001 comprised 53 weeks.

i

FORWARD-LOOKING STATEMENTS
       Some of the statements contained, or incorporated by reference, in this prospectus and the accompanying prospectus supplement discuss future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward-looking” information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called “forward-looking statements” by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in the accompanying prospectus supplement and are disclosed in the information incorporated by reference in this prospectus, including in Item 1A, Risk Factors, page 36, of our Form 10-Q for the fiscal quarter ended January 31, 2006.
       We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
WHERE YOU CAN FIND MORE INFORMATION
       We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These filings and other information that we file electronically with the SEC are available at the Internet website maintained by the SEC at http://www.sec.gov.
       We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the notes that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any notes that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the location listed in the previous paragraph.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
       We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 0-21969, that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2005;

(2)	Our Quarterly Report on Form 10-Q for our first fiscal quarter of 2006;

(3)	Our Current Reports on Form 8-K filed on October 31, 2005, November 4, 2005 and March 21, 2006; and

1

(4)	The description of our common stock set forth in our registration statement on Form 8-A filed on January 13, 1997, including any amendment or report filed with the SEC for the purpose of updating such description.
       We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is terminated. We do not incorporate by reference additional documents or information furnished to, but not filed with, the SEC.
       You may obtain copies of any of these filings through Ciena Corporation as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Investor Relations
Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8500
www.ciena.com
ir@ciena.com
       The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.
THE COMPANY
       Ciena Corporation supplies communications networking equipment, software and services to telecommunications service providers, cable operators, governments and enterprises. We are a network specialist, with expertise in optical networking, data networking and broadband access networks. Our product and service offerings seek to enable customers to converge, transition and connect communications networks that deliver voice, video and data services. In recent years, we have expanded our product portfolio and enhanced product functionality through internal development and acquisition. We have sought to build upon our historical expertise in core optical networking by adding complementary products, software and services to support new high bandwidth applications and network convergence. This strategy has enabled us to increase penetration of our historical telecommunications customers with additional products, and to broaden our addressable markets to include participants in the cable, government and enterprise markets.
       Our principal office is located at 1201 Winterson Road, Linthicum, Maryland 21090, and our telephone number is (410) 865-8500.
USE OF PROCEEDS
       We intend to use the net proceeds from sales of the notes to provide additional funds for general corporate purposes. These purposes may include repurchases of our 3.75% Convertible Notes due February 1, 2008. These repurchases may occur at various prices from time to time.

2

RATIO OF EARNINGS TO FIXED CHARGES

						Fiscal
	Fiscal Years Ended October 31,					Quarter Ended
						January 31,
	2001	2002	2003	2004	2005	2006

Ratio of earnings to fixed charges	—	—	—	—	—	—
Earnings deficiency	$1,706,729	$1,486,764	$385,261	$788,343	$434,379	$5,992
       For the years ended October 31, 2001, 2002, 2003, 2004 and 2005, and the fiscal quarter ended January 31, 2006, earnings are inadequate to cover fixed charges and the dollar amount of coverage deficiency is disclosed in the above table, in thousands.
       These computations include us and our consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expense under operating leases that we deem to be representative of the interest factor.
LEGAL MATTERS
       Hogan & Hartson L.L.P., Baltimore, Maryland, will provide us with an opinion as to the legal validity of the notes offered hereby.
EXPERTS
       The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
       The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All amounts are estimates.

SEC Registration Fee	*
Trustee’s Fees and Expenses	$10,000
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	200,000
Printing Expenses	10,000
Blue Sky Fees and Expenses	10,000
Rating Agency Fees and Expenses	10,000
Miscellaneous Expenses	25,000
Total	290,000

*	Under SEC Rule 456(b) and 457(r) the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers
       Section 145 of the Delaware General Corporation Law, as amended (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers under some circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). The Registrant’s Third Amended and Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not made in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derives an improper personal benefit. In addition, the Registrant’s Amended and Restated Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Registrant will be indemnified to the fullest extent permitted by the DGCL.
       The Registrant has entered into agreements with each of its executive officers and directors under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being an officer or director of the Registrant. There is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Item 16.	Exhibits

Exhibit
Number	Description

1.01	Form of Underwriting Agreement**
4.01	Specimen of the Company’s Common Stock Certificate (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-17729)

Exhibit
Number	Description

4.02	Rights Agreement dated December 29, 1997 (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A, filed with the Commission on December 29, 1997, File No. 000-21969)
4.03	Amendment to Rights Agreement dated June 2, 1998 (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Commission on June 3, 1998, File No. 000-21969)
4.04	Amendment No. 2 to Rights Agreement dated September 13, 1998 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 1998, File No. 000-21969)
4.05	Amendment No. 3 to Rights Agreement dated October 19, 1998 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 19, 1998, File No. 000-21969)
4.06	Amendment No. 4 to Rights Agreement dated June 2, 2005 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 3, 2005, File No. 000-21969)
4.07	Form of Indenture for % Convertible Senior Notes due 2013, including the Form of Global Note attached as Exhibit A thereto*
4.08	Third Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-17729), filed with the Commission on December 12, 1996)
4.09	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-17729), filed with the Commission on February 5, 1997)
4.10	Certificate of Amendment to Third Restated Certificate of Incorporation dated December 9, 1996 (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-17729), filed with the Commission on December 12, 1996)
4.11	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock dated January 12, 1998 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on December 29, 1997, File No. 000-21969)
4.12	Certificate of Amendment to Third Restated Certificate of Incorporation dated March 13, 1998 (incorporated herein by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 18, 2000, File No. 000-21969)
4.13	Certificate of Amendment to Third Restated Certificate of Incorporation dated March 16, 2000 (incorporated herein by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 18, 2000, File No. 000-21969)
4.14	Certificate of Amendment to Third Restated Certificate of Incorporation dated March 13, 2001 (incorporated herein by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 17, 2001, File No. 000-21969)
4.15	Certificate of Ownership and Merger (amending Third Restated Certificate of Incorporation) dated October 29, 2004 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 29, 2004, File No. 000-21969)
5.01	Opinion of Hogan & Hartson L.L.P.*
12.01	Statement of Computation of Ratios of Earnings to Fixed Charges*

Exhibit
Number	Description

23.01	Consent of PricewaterhouseCoopers LLP*
23.02	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.01)*
24.01	Powers of Attorney (included on signature page)*
25.01	Statement of Eligibility of Trustee on Form T-1*

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
       The registrant undertakes to provide to each stockholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant’s reasonable expenses in furnishing such exhibit.

Item 17.	Undertakings
       The undersigned registrant hereby undertakes:
       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
       That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Linthicum, state of Maryland, on April 3, 2006.

CIENA CORPORATION

By:	/s/ Russell B. Stevenson, Jr.

Russell B. Stevenson, Jr.
Senior Vice President, General
Counsel and Secretary
POWER OF ATTORNEY
       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary B. Smith, Joseph R. Chinnici and Russell B. Stevenson, Jr., and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 3, 2006 by the following persons in the capacities indicated:

Signatures	Title

/s/ Patrick H. Nettles, Ph.D. Patrick H. Nettles, Ph.D.	Executive Chairman of the Board of Directors

/s/ Gary B. Smith Gary B. Smith (Principal Executive Officer)	President, Chief Executive Officer and Director

/s/ Joseph R. Chinnici Joseph R. Chinnici (Principal Financial Officer)	Senior Vice President, Finance and Chief Financial Officer

/s/ Andrew C. Petrik Andrew C. Petrik (Principal Accounting Officer)	Vice President, Controller and Treasurer

Signatures	Title

/s/ Stephen P. Bradley, Ph.D. Stephen P. Bradley, Ph.D.	Director

/s/ Harvey B. Cash Harvey B. Cash	Director

/s/ Lawton W. Fitt Lawton W. Fitt	Director

/s/ Judith M. O’Brien Judith M. O’Brien	Director

/s/ Michael J. Rowny Michael J. Rowny	Director

/s/ Gerald H. Taylor Gerald H. Taylor	Director

EXHIBIT INDEX

Exhibit
Number	Description

1.01	Form of Underwriting Agreement**
4.01	Specimen of the Company’s Common Stock Certificate (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-17729)
4.02	Rights Agreement dated December 29, 1997 (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A, filed with the Commission on December 29, 1997, File No. 000-21969)
4.03	Amendment to Rights Agreement dated June 2, 1998 (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Commission on June 3, 1998, File No. 000-21969)
4.04	Amendment No. 2 to Rights Agreement dated September 13, 1998 (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 1998, File No. 000-21969)
4.05	Amendment No. 3 to Rights Agreement dated October 19, 1998 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 19, 1998, File No. 000-21969)
4.06	Amendment No. 4 to Rights Agreement dated June 2, 2005 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 3, 2005, File No. 000-21969)
4.07	Form of Indenture for % Convertible Senior Notes due 2013, including the Form of Global Note attached as Exhibit A thereto*
4.08	Third Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-17729), filed with the Commission on December 12, 1996)
4.09	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-17729), filed with the Commission on February 5, 1997)
4.10	Certificate of Amendment to Third Restated Certificate of Incorporation dated December 9, 1996 (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-17729), filed with the Commission on December 12, 1996)
4.11	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock dated January 12, 1998 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on December 29, 1997, File No. 000-21969)
4.12	Certificate of Amendment to Third Restated Certificate of Incorporation dated March 13, 1998 (incorporated herein by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 18, 2000, File No. 000-21969)
4.13	Certificate of Amendment to Third Restated Certificate of Incorporation dated March 16, 2000 (incorporated herein by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 18, 2000, File No. 000-21969)
4.14	Certificate of Amendment to Third Restated Certificate of Incorporation dated March 13, 2001 (incorporated herein by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 17, 2001, File No. 000-21969)

Exhibit
Number	Description

4.15	Certificate of Ownership and Merger (amending Third Restated Certificate of Incorporation) dated October 29, 2004 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 29, 2004, File No. 000-21969)
5.01	Opinion of Hogan & Hartson L.L.P.*
12.01	Statement of Computation of Ratios of Earnings to Fixed Charges*
23.01	Consent of PricewaterhouseCoopers LLP*
23.02	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.01)*
24.01	Powers of Attorney (included on signature page)*
25.01	Statement of Eligibility of Trustee on Form T-1*

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.